Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Fennec Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, no par value per share	415(a)(6)	(1)	(2)	$90,000,000	—	(3)	S-3	333-249775	November 10, 2023	$10,353.70
	Total Offering Amounts					$90,000,000		$10,353.70
	Total Fees Previously Paid							$10,353.70
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	An indeterminate number of common shares are being registered as may from time to time be offered hereunder at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	The proposed maximum offering price per common share will be determined from time to time by the registrant in connection with the issuance by the registrant of the common shares registered hereunder and is not specified as to each common share pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $90,000,000 of unsold common shares (the “Unsold Securities”) previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-249775), which initially became effective on November 10, 2020 (the “Prior Registration Statement”) and for which the registrant previously paid a filing fee pursuant to Rule 457(o) under the Securities Act. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.